Exhibit 99.1

NEWS RELEASE

For more information:
	Media:	Investor Relations:
	John Coulbourn	Martha Schaefer
	SeaChange International	SeaChange International
	978/897-0100 x3098	978/897-0100 x3030
	johnc@schange.com	mschaefer@schange.com

SeaChange International Announces

Preliminary FIRST Quarter Financial Results

MAYNARD, Mass. (May 5, 2005) — SeaChange International, Inc. (Nasdaq: SEAC) announced today, based on preliminary figures, that estimated revenues for the first quarter ended April 30, 2005 will be approximately $30.0 to $32.0 million, which is less than the previously announced revenue expectations of $40.0 million. The lower-than-expected revenue performance was principally due to unanticipated delays in the booking, shipment or acceptance of certain orders.

As a result of the lower-than-expected revenues, the Company expects to generate a net loss between $0.00 and $0.03 per share, compared to the Company’s previous guidance of net income of $0.03 per share.

“Long-term opportunities for SeaChange continue to remain strong in the worldwide market for on-demand television and we are well positioned to succeed,” said Bill Styslinger, president and CEO, SeaChange International. “There is a temporary slowdown in U.S. cable VOD spending, the impact of which we had expected to be offset through other markets and product lines. Worldwide, the market opportunity remains large and, given that U.S. cable operators have started their digital simulcast deployments, we see another wave of growth coming in the sector. With the strength of our software, systems and support, we believe we will to continue to lead this market.”

The Company will discuss its financial results in more detail on a conference call tomorrow, May 6, at 8:30 a.m. Eastern Time. The conference call will be accessible live by telephone at 866-322-1550 and via webcast at www.schange.com in the Investor Relations section. A replay of the call will be available for one week by telephone at 800-642-1687 (Conference ID: 6161 526) and on the SeaChange website.

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Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements concerning expected revenues, earnings, product introductions and general market conditions, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: the continued growth, development and acceptance of the video-on-demand market; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; a decline in demand or average selling price for the Company’s broadband products; the Company’s ability to manage its growth; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation, including the Company’s current patent litigation with nCube Corp.; content providers limiting the scope of content licensed for use in the video- on-demand market; the Company’s ability to introduce new products or enhancements to existing products; the Company’s dependence on certain sole source suppliers and third-party manufacturers; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the risks associated with international sales; changes in the regulatory environment; the performance of companies in which the Company has made equity investments, including the ON Demand Group Limited; the Company’s ability to hire and retain highly skilled employees; and increasing social and political turmoil. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Commission on April 15, 2005. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

About SeaChange International, Inc.

SeaChange provides digital video systems that are changing television. Its powerful server and software systems enable television operators to provide new on-demand services and to gain greater efficiencies in advertising and content delivery. With its Emmy-winning MediaCluster technology, thousands of SeaChange systems are helping broadband, broadcast and satellite television companies to streamline operations, expand services and increase revenues. SeaChange is headquartered in Maynard, Massachusetts and has product development, support and sales offices throughout the world. Visit www.schange.com.

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MediaCluster and SeaChange are registered trademarks of SeaChange International, Inc.